                                                              EXHIBIT (a)(10)(E)

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

--------------------------------------------------------------------------------

CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated,


                                                             Index No. 600007/01
                                    Plaintiffs,


                  v.


SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD
G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, BERLITZ INTERNATIONAL INC., and BENESSE CORPORATION


                                    Defendants.

--------------------------------------------------------------------------------

ROLLING INVESTOR GROUP, INC., on behalf of itself and all others similarly situated,


                                                             Index No. 600023/01
                                    Plaintiffs,


                  v.


BERLITZ INTERNATIONAL, INC., JAMES KAHL, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY p. RESSLER, SOICHIRO FUKUTAKE, LAWRENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKOTO OBARA, BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC.,


                                    Defendants.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE EZRA CHARITABLE TRUST,


                                    Plaintiffs,              Index No. 600054/01


                  v.


HIROMASA YOKOI, JAMES KAHL, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY
P. RESSLER, SOICHIRO FUKUTAKE, LAWRENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKOTO OBARA, HENRY D. JAMES, BENESSE
CORPORATION, and BERLITZ INTERNATIONAL, INC.,


                                    Defendants.

--------------------------------------------------------------------------------

DAVID SCHNEIDER,


                                    Plaintiffs,              Index No. 100067/01


                  v.


SOICHIRO FUKUTAKE, JAMES KAHL, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HIROMASA YOKOI, LAURENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKATO OBARA, BERLITZ INTERNATIONAL, INC., and BENESSE CORPORATION,


                                    Defendants.

--------------------------------------------------------------------------------


                            STIPULATION AND AGREEMENT
                          OF COMPROMISE AND SETTLEMENT

                  Benesse Corporation, Benesse Holdings International, Inc., Crandon Capital Partners, Rolling Investor Group, Inc., The Ezra Charitable Trust and David Schneider, parties to the above-captioned civil actions, brought as class actions and filed in the Supreme Court of the State of New York, County of New York during the first week of January, 2001 (the "Actions"), by and through their undersigned attorneys, hereby stipulate and agree to compromise and settle the Actions according to the terms of the agreement set forth herein (the "Agreement"):

                  WHEREAS, on December 28, 2000, Benesse Corporation, a corporation organized under the laws of Japan ("Benesse"), submitted a letter to a special committee ("Special Committee") comprised of disinterested directors of Berlitz International, Inc., a New York corporation ("Berlitz"), proposing to acquire all of the outstanding shares of common stock of Berlitz, par value $.10 per share ("Shares") not already owned by itself, Benesse Holdings International, Inc.("BHI"), a Delaware corporation and a wholly owned subsidiary of Benesse, and Mr. Soichiro Fukutake, the President of Benesse and the Chairman of BHI (the three together, the "Benesse Group") for a cash purchase price of $12.00 per Share (the "Benesse Group Proposal");

                  WHEREAS, in the first week of January 2001, the Actions were filed in the Supreme Court of the State of New York, County of New York, styled:
Crandon Capital Partners v. Soichiro Fukutake, et al., Index No. 600007/01, David Schneider v. Soichiro Fukutake, et al., Index No. 100067/01, Rolling Investor Group, Inc. v. Berlitz International, Inc., et al., Index No. 600023/01, and The Erza Charitable Trust v. Hiromasa Yokoi, et al., Index No. 600054/01;

                  WHEREAS, the allegations in all of the Actions are substantially similar, and each complaint in the Actions alleges, among other things, that: (a) the Benesse Group's proposal of $12.00 in cash per Share is unfair and inadequate; (b) the Defendants are in breach of their fiduciary duties to the shareholders of Berlitz not affiliated with the Benesse Group in connection with the Benesse Group Proposal; and (c) appropriate steps and procedural safeguards are not being taken to ensure that the shareholders of Berlitz other than the Benesse Group will receive fair value for their Shares in the transaction proposed in the Benesse Group Proposal;

                  WHEREAS, the complaints in the Actions pray for, among other things, damages in an unspecified amount, preliminary and permanent injunctive relief, rescission of the proposed transaction and rescissory damages in the event the proposed transaction is consummated, and attorneys' fees and costs;

                  WHEREAS, on February 8, 2001 a stipulation of dismissals was filed by Plaintiffs' counsel in the Actions dismissing Messrs. Robert Minsky, Makato Obara, Hiromasa Yokoi and Henry D. James as defendants in the Actions;

                  WHEREAS, counsel for Plaintiffs and Defendants reached an agreement that Goodkind Labaton Rudoff & Sucharow LLP and Wechsler Harwood Halebian & Feffer LLP would act as lead co-counsel for the Plaintiffs in the Actions ("Co-Lead Class Counsel");

                  WHEREAS, the Actions are brought as alleged class actions on behalf of all holders of Shares and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants) from December 28, 2000 through the effective date of the Share Exchange (as defined below, the foregoing persons collectively, the "Class" and each member of it, a "Class Member");

                  WHEREAS, the Special Committee, advised by its financial advisors and its lawyers, has informed Benesse and BHI that it has determined, following negotiations with representatives of Benesse and BHI, that a tender offer by BHI at $14.50 per Share (the "Offer") is fair to the shareholders of Berlitz other than the Benesse Group, and that, subject to this Agreement being executed, it intends to report to the Board of Directors of Berlitz its opinion that a recommendation be given to shareholders to tender their Shares in the Offer;

                  WHEREAS, the Offer is conditioned on, among other things, there being validly tendered and not withdrawn in the Offer that number of Shares which when added to the Shares already owned by the Benesse Group will constitute not less than ninety percent (90%) of the total number of outstanding Shares (the "Minimum Tender Condition") and BHI cannot waive this condition;

                  WHEREAS, if the Minimum Tender Condition to the Offer is satisfied and the Offer is completed because all the other conditions to the Offer are either satisfied or waived, following completion of the Offer, BHI will acquire by binding share exchange under Section 913(g) of the New York Business Corporation Law (the "Share Exchange" and the Offer and the Share Exchange together, the "Transaction") all of the then outstanding Shares which were not purchased in the Offer at the same price per Share as that paid in the Offer, namely $14.50 per Share;

                  WHEREAS BHI may elect to extend the Offer one or more times if a sufficient number of Shares are not tendered to meet the Minimum Tender Condition and, in the event that a majority of the Shares which BHI is offering to purchase in the Offer have been validly tendered and not withdrawn at the initial expiration of the Offer, but the number of Shares so tendered when added to those Shares already owned by the Benesse Group would not equal at least 90% of the outstanding Shares, then BHI will extend the initial offering period for at least five (5) business days.

                  WHEREAS, immediately following the Share Exchange being effected, BHI will own 100% of the then outstanding Shares;

                  WHEREAS, Plaintiffs' counsel have reviewed documents (including documents containing internal financial projections of Berlitz) provided to them by the Special Committee at their request, held telephone conferences with representatives of the Special Committee and the Special Committee's financial advisors and conducted the deposition of a representative and member of the Special Committee, Mr. Edward G. Nelson, and a representative of the Special Committee's financial advisors, Mr. Matthew Kratter of Banc of America Securities, regarding the Transaction and independently consulted with their own expert financial advisors regarding the Transaction;

                  WHEREAS, Plaintiffs' counsel have, since the first week of January 2001, at arm's length separately negotiated with representatives of Benesse and BHI as to the terms of the Transaction and the terms of this Agreement and, in connection therewith, have held numerous telephone conferences with representatives of Benesse and BHI and conducted the deposition of the President and CEO of BHI, Mr. Hiroshi Kitada;

                  WHEREAS, as a result of the negotiations with the Plaintiffs' counsel and the Special Committee, BHI has agreed to increase the Transaction consideration to $14.50 per Share;

                  WHEREAS, Co-Lead Class Counsel have determined that a settlement of the Actions on the terms reflected in this Agreement is fair, reasonable, and adequate and in the best interests of the Class Members;

                  WHEREAS, the Defendants deny all allegations of wrongdoing and damages contained in the complaints; and

                  WHEREAS, Benesse and BHI, recognizing the burden, expense, inconvenience, distraction and risk of further litigation, have concluded that it is desirable that the claims against the Defendants be compromised and settled on the terms set forth in this Agreement.

                  NOW THEREFORE, IT IS STIPULATED AND AGREED, in consideration of the foregoing and the mutual promises contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, pursuant to Article 9 of the New York Civil Practice Law and Rules ("CPLR"), that all claims which have or could have been brought relating in any way to the Benesse Group Proposal, the Transaction or the Actions, by the Plaintiffs for themselves or on behalf of any Class Member (other than appraisal right claims under Sections 623 and 910 of the New York Business Corporation Law ("BCL")) are compromised and dismissed with prejudice, upon and subject to the following terms and conditions:

                  1. As a result of the negotiations with the Plaintiffs' counsel and the Special Committee, BHI agrees to increase the Transaction consideration to $14.50 per Share.

                  2. Upon the entry of a final judgment by the Court substantially in the form annexed hereto as Exhibit B and providing for the adjudications set forth in paragraph 11 below (the "Final Judgment"), all Class Members, except those individuals, corporations, partnerships, associations, joint stock companies, trusts, unincorporated associations or other legal entities (each a "Person") who have timely requested exclusion pursuant to
Article 9 of the CPLR and the terms of a stipulation and order providing for, among other things, temporary certification of a class for settlement and approval of the form and manner of service set forth therein, substantially in the form annexed hereto as Exhibit A (the "Order"), shall be bound by the terms of this Agreement and entitled to the benefits thereof.

                  3. Benesse and BHI recognize that the Class Members have benefited from the existence and prosecution of the Actions and that the settlement of the claims of the Class Members was negotiated in connection with the increased consideration offered to Class Members. Benesse and BHI have been informed by the Special Committee that, subject to this Agreement being executed, it intends to report to the Board of Directors of Berlitz its opinion that a recommendation be given to shareholders to tender their Shares in the Offer.

                  4. Co-Lead Class Counsel recognize that continuing the litigation against Defendants through trial and possible appeals would result in substantial additional financial expenditure and would require a significant additional period of time to conclude. Co-Lead Class Counsel have also taken into account the uncertainty and risk of the outcome of such litigation and the difficulties and delays inherent in such litigation. Co-Lead Class Counsel are aware of the burden of proof necessary to establish liability for the alleged claims and Defendant's defenses thereto. Co-Lead Class Counsel have also (a) considered the arm's-length settlement negotiations conducted by the parties,
(b) considered the information produced by Defendants through voluntary document production and depositions and (c) engaged qualified expert financial advisors to assist in the analysis of this information. Based upon Co-Lead Class Counsel's investigation, understanding of the law, and analysis of the benefits which this Agreement affords to the Class, Co-Lead Class Counsel have determined that the settlement set forth in this Agreement is in the best interest of the Class Members.

                  5. Co-Lead Class Counsel have stated that they intend to apply for an award of attorneys' fees and for the reimbursement of reasonable expenses incurred on behalf of the Class, including, without limitation, the cost of the aforementioned financial advisors, the hearing to approve the settlement of the Actions, court reporter costs and any filing fees, in an aggregate amount not to exceed $345,000.00. Benesse and BHI agree that BHI will pay to Co-Lead Class Counsel any amounts awarded by the Court that are consistent with this paragraph 5 within 10 days of an order of discontinuance becoming final and non-appealable (i.e., thirty (30) days after the order is entered).

                  6. As soon as practicable after execution of this Agreement, the parties to this Agreement shall apply to the Court for the Order:

                           (a) certifying, solely for purposes of settlement of
the Actions consistent with the terms of this Agreement, a class, pursuant to
Article 9 of the New York Civil Practice Law and Rules, consisting of all holders of Shares and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants and any Person related to or affiliated with any of the Defendants) from December 28, 2000 through the effective date of the Share Exchange;

                           (b) consolidating the Actions;

                           (c) amending the caption of the consolidated Actions
to delete Messrs. Henry James, Robert Minsky, Makoto Obara, and Hiromasa Yakoi as named defendants and to add Messrs. Hiroshi Kitada and Ryochi Tanaka as named defendants;

                           (d) approving and directing Benesse and BHI to mail
or cause to be mailed to each Class Member a notice entitled "Notice of Pendency of Action, Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear" (or such similar words as to be of the same effect) and substantially in the form annexed hereto as Exhibit C (the "Notice of Settlement");

                           (e) approving and directing Benesse and BHI to cause
a notice, substantially in the form annexed hereto as Exhibit D (the "Summary Notice"), to be published in the _________ within [ten] days after the date of the mailing of the Notice of Settlement;

                           (f) scheduling a hearing (which may be adjourned
without further notice) to determine the reasonableness, adequacy and fairness of this settlement, to consider an application for an award of attorneys' fees and for the reimbursement of reasonable expenses as contemplated in paragraph 5 of this Agreement and scheduling and setting forth a procedure for filing of requests for exclusion substantially in the form of the Order;

                           (g) requiring any Person who objects to the approval
of this Agreement to serve upon Kevin W. Goering, Esq., Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036, Robert I. Harwood, Esq., Weschler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022, and Jonathan M. Plasse, Esq., Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017, and file, in the manner and within the time set by the Court in the Order, notice of such Person's intentions to appear and object, the grounds for such objection, and all papers such Person intends to present to the Court in opposition to the settlement; and

                           (h) determining that the giving of notice as provided
herein will constitute the best notice practicable under the circumstances and is due and sufficient notice of the hearing and rights of Class Members with respect thereto.

                  7. The settlement contemplated by this Agreement shall become effective only upon the entry of a Final Judgment by the Court. In the event the Court does not enter a Final Judgment substantially in the form annexed hereto as Exhibit B, then, and in that event only, this Agreement shall not be deemed to prejudice the rights of the Parties in any manner with respect to the Actions.

                  8. Benesse and BHI will not waive the Minimum Tender Condition to the Offer and, if the Minimum Tender Condition is satisfied and the Offer is completed because all the other conditions to the Offer are either satisfied or waived, BHI will adopt a plan of Share Exchange (the "Plan") and mail the required copy or outline of the Plan to the remaining Berlitz shareholders within five (5) business days of the completion of the Offer (without regard to any subsequent offering period) and, pursuant to the Plan, will acquire all of the then outstanding Shares which were not purchased in the Offer at the same price per Share as that paid in the Offer, namely $14.50 per Share, immediately upon the expiration of the required notice period provided such actions are not prohibited by law or legal process. BHI may elect to extend the Offer one or more times if a sufficient number of Shares are not tendered to meet the Minimum Tender Condition and, in the event that a majority of the Shares which BHI is offering to purchase in the Offer have been validly tendered and not withdrawn at the initial expiration of the Offer, but the number of Shares so tendered when added to those Shares already owned by the Benesse Group would not equal at least 90% of the outstanding Shares, then BHI will extend the initial offering period for at least five (5) business days. Co-Lead Class Counsel shall be afforded the opportunity to review and comment on the Tender Offer Statement on Schedule TO and Solicitation / Recommendation Statement on Schedule 14D-9.

                  9. The Plaintiffs and all Class Members, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any Persons they represent, except those Persons who have timely requested exclusion pursuant to Article 9 of the CPLR and the Order (collectively, the "Releasors"), shall be deemed to have unconditionally and irrevocably released and forever discharged each of the Defendants and each of their agents, attorneys, financial advisors, commercial bank lenders, investment bankers, representatives, associates, general and limited partners and partnerships, heirs, executors, and administrators and the predecessors, successors and assigns, and in the case of Defendants that are entities, each of their parents, subsidiaries and affiliates and each of these entities' present or former officers, directors, stockholders (collectively, the "Releasees"), from any and all claims, both known and unknown, whether under state, Federal, common or any other law, and whether directly, representatively or in any other capacity, relating in any way to the subject matter of the Benesse Group Proposal, the Transaction or the Actions, including, without limitation, the fiduciary or disclosure obligations of any of the Releasees and the obligations of the Releasees under state and federal securities laws with respect to any of the foregoing ("Released Claims"); provided, however, that the Released Claims shall not include (i) the right of any Class Member or any of the Releasees to enforce the terms of this Agreement or (ii) the appraisal rights of any Class Member under Sections 623 and 910 of the Business Corporations Law of the State of New York.

                  10. (a) All Defendants maintain that that they have acted in accordance with the law at all times, vigorously deny all of the allegations asserted in the Actions and assert that the claims contained therein are without merit and have indicated their intent to vigorously contest each and every claim in the Actions. Benesee and BHI nonetheless have concluded that it is in their best interest that the Actions be settled on the terms and conditions set forth in this Agreement to avoid the burden, expense, inconvenience, and distraction of further litigation.

                      (b) Benesee and BHI enter into this Agreement without in any way acknowledging any fault, liability, or wrongdoing of any kind.

                           (c) Neither this Agreement, nor any of its terms or
provisions, nor the Final Judgment, shall constitute an admission by any Defendant of any liability or wrongdoing whatsoever, nor is this Agreement a finding of the validity or invalidity of any claims in the Actions or a finding of any wrongdoing by any Defendant. Neither this Agreement nor the Final Judgment shall be used or construed as an admission, concession, or presumption or inference of any fault, liability, or wrongdoing by any Defendant. Nor shall the Agreement, the fact of settlement and the settlement proceedings, the settlement negotiations, or any related document be offered or received in evidence in any proceeding for any reason other than (1) in such proceedings as may be necessary to consummate or enforce this Agreement, or (2) in any subsequent action against or by the Releasees, or any of them, to support a defense of res judicata, collateral estoppel, release, or other theory of claim preclusion, issue preclusion, or similar defense.

                  11. Upon the approval by the Court of this Agreement, the Parties shall apply to the Court for the entry of a Final Judgment:

                           (a) adjudging the terms of the proposed settlement to
be fair, reasonable and adequate, directing consummation of the terms and provisions of this Agreement, and retaining jurisdiction to effectuate the same;

                           (b) dismissing the Actions against Defendants with
prejudice and without costs except to the extent described herein;

                           (c) adjudging that the Releasors have irrevocably
released and forever discharged the Released Claims against the Releasees;

                           (d) barring and permanently enjoining the Releasors
from prosecuting against the Releasees any of the Released Claims;

                           (e) awarding to Co-Lead Class Counsel the attorneys'
fees and reimbursement of reasonable expenses contemplated by paragraph 5 of this Agreement or reserving jurisdiction to provide for the award of such fees and expenses; and

                           (f) providing for such other and further terms
consistent with the provisions of this Agreement as the Court may deem advisable.

                  12. The administration and enforcement of the settlement as provided for herein shall be under the authority of the Court, which shall have continuing jurisdiction with respect thereto.

                  13. In addition to Benesse and BHI, all of the other Defendants are intended contract beneficiaries who may enforce the terms of this Agreement.

                  14. Benesse, as a corporation organized under the laws of Japan, objects to a New York Court exercising personal jurisdiction over it and has not waived its objection to personal jurisdiction by entering into this Agreement and, if this Agreement is not finally approved by the Court, neither this Agreement, the settlement proceedings nor the settlement negotiations shall be offered in this Actions or in any other action as evidence of Benesse's presence in New York.

                  15. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within the State of New York and may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing the agreement of the parties. This Agreement (including the Annexes hereto) embodies the entire agreement of the parties hereto, and the parties have made no agreements or representations relating to the subject matter of this

Agreement which are not set forth or incorporated by reference herein. Any term or condition of this Agreement may be waived in writing at any time by the party or parties entitled to the benefit thereof. No amendment, change or modification to the provisions of this Agreement shall be valid unless in writing and signed by the parties hereto. No waiver of breach of any term or condition of this Agreement shall be effective unless in writing and signed by the party so waiving. If any of the provisions of this Agreement are rendered invalid or unenforceable to any extent, the remainder of this Agreement and the intent of the provisions of this Agreement shall be enforced to the greatest extent permitted by law.

                  16. Plaintiffs, Co-Lead Class Counsel, Defendants and Defendants' counsel agree that no single party shall be deemed to have drafted this Agreement or any portion thereof. This Agreement is the collaborative effort of the undersigned attorneys and no statutory and/or case law construing any ambiguity against the party drafting it shall be involved or invocable for any purpose whatsoever.


Dated: New York, New York
       April 4, 2001





                           WECHSLER HARWOOD HALEBIAN
                                & FEFFER LLP



                           By:  \s\ Robert I. Harwood
                                --------------------------------------------
                                Robert I. Harwood
                           488 Madison Avenue
                           New York, New York 10022

                           Attorneys for Crandon Capital Partners and all others similarly situated
                           Proposed Co-Lead Class Counsel

                          GOODKIND LABATON RUDOFF &
                               SUCHAROW LLP



                          By:      \s\ Jonathan M. Plasse
                               ------------------------------------------------
                                   Jonathan M. Plasse
                          100 Park Avenue
                          New York, New York 10017



                          Attorneys for Rolling Investor Group, Inc. and all others similarly situated
                          Proposed Co-Lead Class Counsel


                          BERNSTEIN LEIBHARD & LIFSHITZ,
                                LLP



                          By:      \s\ Stanley D. Bernstein
                               ------------------------------------------------
                                   Stanley D. Bernstein
                          10 East 40th Street
                          New York, New York 10016

                          Attorneys for The Ezra Charitable Trust and all others similarly situated

                          ABBEY GARDY LLP



                          By:      \s\ Mark C. Gardy
                               ------------------------------------------------
                                   Mark C. Gardy
                          212 East 39th Street
                          New York, New York 10016

                          Attorneys for David Schneider and all others similarly situated

                          COUDERT BROTHERS



                          By:      \s\ Kevin W. Goering
                               ------------------------------------------------
                                   Kevin W. Goering
                          1114 Avenue of the Americas
                          New York, New York 10036

                          Attorneys for Benesee Corporation, Benesse Holdings International, Inc.

                                    EXHIBIT A





SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK


--------------------------------------------------------------------------------

CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated,


                                                      Index No. 600007/01
                       Plaintiffs,


                  v.
                                                      STIPULATION AND ORDER
                                                      CONSOLIDATING CASES,
                                                      CERTIFYING TEMPORARY CLASS
                                                      FOR SETTLEMENT, APPROVING
                                                      FORM AND MANNER OF
                                                      SERVICE, AND SCHEDULING
                                                      VARIOUS MATTERS

SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD
G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, BERLITZ INTERNATIONAL INC., and BENESSE CORPORATION


                       Defendants.

--------------------------------------------------------------------------------

ROLLING INVESTOR GROUP, INC., on behalf of itself and all others similarly situated,


                                                      Index No. 600023/01
                      Plaintiffs,


                  v.

                                                      STIPULATION AND ORDER
                                                      CONSOLIDATING CASES,
                                                      CERTIFYING TEMPORARY CLASS
                                                      FOR SETTLEMENT, APPROVING
                                                      FORM AND MANNER OF
                                                      SERVICE, AND SCHEDULING
                                                      VARIOUS MATTERS

BERLITZ INTERNATIONAL, INC., JAMES KAHL, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY p. RESSLER, SOICHIRO FUKUTAKE, LAWRENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKOTO OBARA, BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC.,


                      Defendants.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE EZRA CHARITABLE TRUST,


                      Plaintiffs,                     Index No. 600054/01


                  v.


                                                      STIPULATION AND ORDER
                                                      CONSOLIDATING CASES,
                                                      CERTIFYING TEMPORARY CLASS
                                                      FOR SETTLEMENT, APPROVING
                                                      FORM AND MANNER OF
                                                      SERVICE, AND SCHEDULING
                                                      VARIOUS MATTERS

HIROMASA YOKOI, JAMES KAHL, EDWARD G. NELSON, ROBERT L.PURDUM, ANTHONY P. RESSLER, SOICHIRO FUKUTAKE, LAWRENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKOTO OBARA, HENRY D. JAMES, BENESSE CORPORATION, and BERLITZ INTERNATIONAL, INC.,





                      Defendants.

--------------------------------------------------------------------------------

DAVID SCHNEIDER,


                      Plaintiffs,                     Index No. 100067/01


                  v.

                                                      STIPULATION AND ORDER
                                                      CONSOLIDATING CASES,
                                                      CERTIFYING TEMPORARY CLASS
                                                      FOR SETTLEMENT, APPROVING
                                                      FORM AND MANNER OF
                                                      SERVICE, AND SCHEDULING
                                                      VARIOUS MATTERS

SOICHIRO FUKUTAKE, JAMES KAHL, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HIROMASA YOKOI, LAURENCE M. BERG, TAKURO ISODA, JAMES LEWIS, ROBERT MINSKY, MAKATO OBARA, BERLITZ INTERNATIONAL, INC., and BENESSE CORPORATION,


                      Defendants.

--------------------------------------------------------------------------------


         Benesse Corporation, Benesse Holdings International, Inc., Crandon Capital Partners, Rolling Investor Group, Inc., The Ezra Charitable Trust and David Schneider, parties to the above-captioned civil actions brought as class actions and filed in the Supreme Court of the State of New York, County of New York during the first week of January, 2001 (the "Actions"), by and through their undersigned attorneys, having made application pursuant to
Article 9 of the Civil Practice Law and Rules ("CPLR") for an Order implementing the settlement of the Actions in accordance with the Stipulation and Agreement of Compromise and Settlement dated April 4, 2001 ("Agreement"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Actions for a judgment dismissing the Actions with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Agreement and the exhibits annexed thereto; and the parties having consented to the entry of this Order; it is HEREBY ORDERED THAT:

         1. The Actions are hereby consolidated under Civil Action No. 600007/01, and bearing the amended caption: CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated, Plaintiffs, v. SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, HIROSHI KITADA, RYOICHI TANAKA, BERLITZ INTERNATIONAL INC., BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC., Defendants.

         2. For the purpose of settlement and pursuant to Article 9 of the CPLR, the Actions are hereby certified as class actions on behalf of all holders of outstanding shares of common stock, par value $.10 per share ("Shares"), of Berlitz International, Inc., a New York corporation ("Berlitz"), and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants) from December 28, 2000 through the effective date of the proposed binding share exchange under Section 913(g) of the New York Business Corporation Law pursuant to which Benesse Holdings International, Inc.

("BHI"), a Delaware corporation, will acquire all of the then outstanding Shares which were not purchased in a proposed tender offer for all of the outstanding Shares not already owned by BHI, Benesse Corporation ("Benesse"), a corporation organized under the laws of Japan and the parent of BHI, and Mr. Soichiro Fukutake, the President of Benesse and the Chairman of BHI, at the same price per Share as that paid in the tender offer (the foregoing persons collectively, the "Class" and each member of it, a "Class Member").

         3. A hearing (the "Hearing") shall be held on ____________, 2001, at _____ in Room _______ of the Supreme Court of the State of New York, County of New York, __ Centre Street, New York, New York (i) to determine whether the proposed settlement on the terms and conditions provided for in the Agreement is fair, reasonable and adequate and should be approved by the Court and whether a judgment containing the provisions set forth in paragraph 10 of the Agreement should be entered thereon and (ii) to consider the application by the attorneys for the Class for an award of fees and reimbursements of expenses in connection with the claims being settled by the proposed settlement. The Court may adjourn the Hearing on the hearing date without further notice to members of the Class.

         4. The Court approves the Notice of Pendency of Action, Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing and Right to Appear ("Notice of Settlement") and the Summary Notice (the "Summary Notice"), substantially in the form annexed as Exhibits C and D to the Agreement, respectively, and finds that the mailing and publication of such notices in accordance with the terms of paragraph 5 of this Order meets the requirements of Article 9 of the CPLR, due process and the rules of this Court, and that such mailing and publication is the best notice practicable under the circumstances, is reasonable notice and shall constitute due and sufficient notice to all persons entitled thereto.

         5. (a) On or before _____________, 2001, Benesse and BHI shall mail or cause to be mailed, by first class mail, postage prepaid, a copy of the Notice of Settlement, substantially in the form annexed as Exhibit C to the Agreement, to each Class Member;

            (b) On or before ____________, 2001, Benesse and BHI shall publish or cause to be published a copy of the Summary Notice, substantially in the form annexed as Exhibit D to the Agreement, in __________________; and

            (c) At or prior to the Hearing provided for in paragraph 2 of this Order, Plaintiffs' counsel shall file proof by affidavit of such mailing and publication.

         6. All Class Members will be bound by any judgment in the Actions and shall not be excluded from the Class unless such persons shall mail by first class mail a written request for exclusion from the Class, received no later than _____________, 2001, addressed to each of the following: Kevin W. Goering, Esq., Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036; Robert I. Harwood, Esq., Weschler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022; Jonathan M. Plasse, Esq., Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017; and the Clerk of the Court, Supreme Court of the State of New York, County of New York, 60 Centre Street, New York, NY 10007, referring on the envelope to "Berlitz Class Action." Such request for exclusion shall state the name of the person seeking exclusion, the identity, the number or amount and dates of acquisition (and sale, if any) of Shares acquired and the name(s) in which such Shares were registered, and shall state that "the undersigned hereby requests to be excluded from the Berlitz Class." A request for exclusion shall not be effective unless it is made in the manner and within the time provided for herein.

         7. Any Class Member who does not request exclusion from the Class may, but need not, enter an appearance in the Actions pro se or through counsel of such Class Member's choice. Any Class Member who does not enter an appearance shall be represented by Weschler Harwood Halebian & Feffer LLP and Goodkind Labaton Rudoff & Sucharow LLP, ("Co-Lead Class Counsel").

         8. Any Class Member who has not requested exclusion therefrom in the manner provided for in paragraph 5 of this Order may appear at the Hearing and show cause why the Agreement should not be approved, or why attorneys' fees and expenses should not be awarded in the amounts sought; provided, however, that, unless the Court shall otherwise direct, no person shall be heard, and no written objection, memorandum or other paper shall be received or considered by the Court, unless such person shall serve upon each of the following: Kevin W. Goering, Esq., Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036; Robert I. Harwood, Esq., Weschler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022; Jonathan M. Plasse, Esq., Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017; and file with the Court no later than ___________, 2001, showing due proof of service on counsel as designated in this paragraph, a copy of such written objections, pleadings, memoranda or other papers, furnishing the name and address of such person and the number of Shares common stock owned and stating the basis for such objection. Any Class Member who does not object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the settlement as proposed in the Agreement.

         9. The Court reserves the right to approve the Agreement with modifications upon consent of the parties thereto and without further notice to Class Members.

         10. All papers in support of the settlement shall be filed no later than _________, 2001.


Dated:   New York, New York
         _____________, 2001



-----------------------------------
         J.S.C.

STIPULATED BY:                  WECHSLER HARWOOD HALEBIAN
                                    & FEFFER LLP



                                By:
                                     -------------------------------------------
                                         Robert I. Harwood
                                488 Madison Avenue
                                New York, New York 10022

                                Proposed Co-Lead Class Counsel, on behalf of all Plaintiffs and all others similarly situated

                                GOODKIND LABATON RUDOFF &
                                    SUCHAROW LLP



                                By:
                                     -------------------------------------------
                                         Jonathan M. Plasse
                                100 Park Avenue
                                New York, New York 10017


                                Proposed Co-Lead Class Counsel, on behalf of all Plaintiffs and all others similarly situated

                             COUDERT BROTHERS



                             By:
                                  ----------------------------------------------
                                      Kevin W. Goering
                             1114 Avenue of the Americas
                             New York, New York 10036

                             Attorneys for Benesee Corporation, Benesse Holdings International, Inc.

                                EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK


--------------------------------------------------------------------------------

CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated,

                                                             Index No. 600007/01

                                    Plaintiffs,

                                                             JUDGMENT
                           v.


SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD
G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, HIROSHI KITADA, RYOICHI TANAKA, BERLITZ INTERNATIONAL INC., BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC.,


                                    Defendants.
--------------------------------------------------------------------------------

         WHEREAS, the parties named in the above-captioned consolidated civil actions, by and through their counsel, are before the Court, pursuant to Article 9 of the Civil Practice Law and Rules ("CPLR"), for approval of the settlement of the actions in accordance with the Stipulation and Agreement of Compromise and Settlement dated __________, 2001 ("Agreement");

         WHEREAS, by Order on Consent dated __________, 2001, the Court consolidated Civil Action Nos. 600007/01, 100067/01, 600023/01, and 600054/01
("Actions"), brought by Plaintiffs who are owners of shares of the common stock, par value $.10 per share ("Shares"), of Berlitz International, Inc., a New York corporation ("Berlitz"), to enjoin a transaction proposed in a letter dated December 28, 2000 from Benesse Corporation, a corporation organized under the laws of Japan ("Benesse"), to a special committee ("Special Committee") comprised of disinterested directors of Berlitz involving the acquisition of all of the outstanding Shares not already owned by Benesse, Benesse Holdings International, Inc.("BHI"), a Delaware corporation and a wholly owned subsidiary of Benesse, and Mr. Soichiro Fukutake, the President of Benesse and the Chairman of BHI (the three together, the "Benesse Group") for a cash purchase price of $12.00 per Share (the "Benesse Group Proposal");

         WHEREAS, the complaints in the Actions pray for, among other things, damages in an unspecified amount, preliminary and permanent injunctive relief, rescission of the proposed transaction and rescissory damages in the event the proposed transaction is consummated, and attorneys' fees and costs;

         WHEREAS, on April __, 2001 BHI commenced a tender offer ("Offer") for all of the outstanding Shares not owned by the Benesse Group and, if the Offer is completed because all of the conditions to the Offer have been either satisfied or waived (with respect to the conditions that can be waived), BHI will acquire by binding share exchange under Section 913(g) of the New York Business Corporation Law (the "Share Exchange" and the Offer and the Share Exchange together, the "Transaction") all of the then outstanding Shares which were not purchased in the Offer at the same price per Share as that paid in the Offer, namely $14.50 per Share;

         WHEREAS, by the same Order on Consent dated __________, 2001, the Court certified the Actions for settlement purposes as class actions on behalf of all holders of Shares and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants) from December 28, 2000 through the effective date of the Share Exchange (collectively the "Class" and each member of it, a "Class Member");

         WHEREAS, in that same Order on Consent dated __________, 2001, the Court, among other things, directed mailing of notices of settlement to all shareholders of Berlitz, directed publication of summary notice of settlement in ______________________, fixed the date ________, 2001 and the method of making objections to the settlement, fixed the date ________, 2001 and the method of making requests for exclusion from the Class and scheduled a hearing for ___________, 2001 to determine whether the settlement contemplated by the Agreement is fair, reasonable and adequate to the members of the Class, whether the settlement should be approved and judgment entered thereon and to consider the application of the Plaintiffs' counsel for fees and expenses ("Settlement Hearing");

         WHEREAS, on __________, 2001, the Court held the Settlement Hearing in open court; and

         WHEREAS, based upon the Settlement Hearing, all papers filed in support of the settlement and all prior proceedings had herein, the Court duly approved the settlement pursuant to Article 9 of the CPLR and rendered a decision.

         NOW, THEREFORE, IT IS ORDERED, ADJUDGED AND DECREED that the compromise and settlement embodied in the Agreement is in all respects fair, reasonable and adequate and in the best interests of the members of the Class and said settlement is in all respects approved and confirmed and shall be consummated in accordance with the terms and provisions of the Agreement; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the application by the Plaintiffs' counsel with respect to fees and expenses is hereby granted and the Plaintiffs' counsel are hereby awarded reasonable attorneys' fees and reimbursement of expenses, in the aggregate amount of $___________; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the complaints are herein dismissed, with prejudice and without costs, and that the Plaintiffs and all Class Members, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other legal entity (each a "Person") they represent, except those Persons who have timely requested exclusion pursuant to Article 9 of the CPLR and the Order (collectively, the "Releasors"), hereby unconditionally and irrevocably release and forever discharge each of the Defendants and each of their agents, attorneys, financial advisors, commercial bank lenders, investment bankers, representatives, associates, general and limited partners and partnerships, heirs, executors, and administrators and the predecessors, successors and assigns, and in the case of Defendants that are entities, each of their parents, subsidiaries and affiliates and each of these entities' present or former officers, directors, stockholders (collectively, the "Releasees"), from any and all claims, both known and unknown, whether under state, Federal, common or any other law, and whether directly, representatively or in any other capacity, relating in any way to the subject matter of the Benesse Group Proposal, the Transaction or the Actions, including, without limitation, the fiduciary or disclosure obligations of any of the Releasees and the obligations of the Releasees under state and federal securities laws with respect to any of the foregoing ("Released Claims"); provided, however, that the Released Claims do not include (i) the right of any Class Member or any of the Releasees to enforce the terms of the Agreement or (ii) the appraisal rights of any Class Member under Sections 623 and 910 of the Business Corporations Law of the State of New York; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Releasors have released and forever discharged Defendants and the Releasees from all Released Claims; and

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Court shall retain jurisdiction to administer the settlement and to enforce the provisions of the Agreement and of this Final Judgment.

         SO ORDERED

Dated:   New York, New York


         _____________, 2001


                                                  ------------------------------
                                                               J.S.C.

                                    EXHIBIT C

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

--------------------------------------------------------------------------------

CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated,
                                                      Index No. 600007/01

                       Plaintiffs,

                                                      NOTICE OF PENDENCY OF
                                                      ACTION, CLASS ACTION
                                                      DETERMINATION, PROPOSED
                                                      SETTLEMENT OF CLASS
                                                      ACTION, SETTLEMENT HEARING
                                                      AND RIGHT TO APPEAR

                           v.

SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD
G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, HIROSHI KITADA, RYOICHI TANAKA, BERLITZ INTERNATIONAL INC., BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC.,


                                    Defendants.
-------------------------------------------------------------------------




ALL BROKERS, NOMINEES AND OTHER RECORD HOLDERS ARE DIRECTED BY THE COURT TO PROMPTLY DELIVER THIS NOTICE TO THEIR BENEFICIAL HOLDERS OF BERLITZ INTERNATIONAL, INC. SHARES





TO: ALL SHAREHOLDERS OF BERLITZ INTERNATIONAL, INC.

         This Notice (the "Notice") is given pursuant to an Order of the Supreme Court of the State of New York, County of New York (the "Order") and in accordance with Article 9 of the Civil Practice Law and Rules. The purpose of this Notice is to inform you of (i) the pendency of the above-captioned class actions (the "Actions"); (ii) the certification for settlement purposes only of a class, of which you are or may be a member; (iii) the proposed settlement of all claims asserted in the Actions pursuant to the terms described herein; and
(iv) the hearing for the consideration by the Court of the fairness, reasonableness and adequacy of the proposed settlement and the award of plaintiffs' attorneys' fees, allowances, expenses and disbursements as hereinafter set forth.


DESCRIPTION OF THE LITIGATION AND THE RELATED GOING PRIVATE TRANSACITON

         On December 28, 2000, Benesse Corporation, a corporation organized under the laws of Japan ("Benesse"), submitted a letter to a special committee ("Special Committee") comprised of disinterested directors of Berlitz International, Inc., a New York corporation ("Berlitz"), proposing to acquire all of the outstanding shares of common stock of Berlitz, par value $.10 per share (the "Shares") not already owned by itself, Benesse Holdings International, Inc. ("BHI"), a Delaware corporation and a wholly owned subsidiary of Benesse, and Mr. Soichiro Fukutake, the President of Benesse and the Chairman of BHI (the three together, the "Benesse Group") for a cash purchase price of $12.00 per Share (the "Benesse Group Proposal").

         Plaintiffs, owners of Shares, commenced Civil Action Nos. 600007/01, 100067/01, 600023/01, and 600054/01 in the first week of January 2001 by filing complaints in this Court and by serving the complaints upon one or more of the Defendants. The Actions purport to have been brought on behalf of the class consisting of all owners of Shares.

         The allegations in all of the Actions are substantially similar. Each complaint alleges, among other things, that: (a) the Benesse Group's proposal of $12.00 in cash per Share is unfair and inadequate; (b) the Defendants are in breach of their fiduciary duties to the shareholders of Berlitz not affiliated with the Benesse Group in connection with the Benesse Group Proposal; and (c) appropriate steps and procedural safeguards are not being taken to ensure that the shareholders of Berlitz other than the Benesse Group will receive fair value for their Shares in the transaction proposed in the Benesse Group Proposal. The complaints in the Actions pray for, among other things, damages in an unspecified amount, preliminary and permanent injunctive relief, rescission of the proposed transaction and rescissory damages in the event the proposed transaction is consummated, and attorneys' fees and costs.

         Shortly after the Actions were filed, counsel for the Defendants contacted counsel for the Plaintiffs and an agreement was reached pursuant to which Goodkind Labaton Rudoff & Sucharow LLP and Wechsler Harwood Halebian & Feffer LLP would act as lead co-counsel for the Plaintiffs in the Actions ("Co-Lead Class Counsel"), Defendants' time to answer the complaints in the Actions was extended until twenty days after such time as Plaintiffs filed an amended and consolidated complaint and the Actions would be dismissed against four individuals, Robert Minsky, Makato Obara, Hiromasa Yokoi and Henry D. James, because they were not directors or officers of Berlitz at the time when the Benesse Group Proposal was made.

         On February 8, 2001, Plaintiffs' counsel filed a stipulation of dismissals dismissing Robert Minsky, Makato Obara, Hiromasa Yokoi and Henry D. James as Defendants in the Actions.

         Following these initial developments, Plaintiffs' counsel reviewed documents (including documents containing internal financial projections of Berlitz) provided to them by the Special Committee at their request, held telephone conferences with representatives of the Special Committee and the Special Committee's financial advisors and conducted the deposition of a representative and member of the Special Committee, Mr. Edward G. Nelson, and a representative of the Special Committee's financial advisors, Mr. Matthew Kratter of Banc of America Securities, regarding the Benesse Group Proposal and independently consulted with their own expert financial advisors regarding the Benesse Group Proposal. Plaintiffs' counsel also negotiated with representatives of Benesse and BHI as to the terms of the Benesse Group Proposal and, in connection therewith, held numerous telephone conferences with representatives of Benesse and BHI and conducted the deposition of the President and CEO of BHI, Mr. Hiroshi Kitada.

         Separately, BHI and Benesse negotiated the terms of the Benesse Group Proposal with the Special Committee with a view to agreeing, among other things, on a price which the Special Committee might recommend to shareholders of Berlitz as a fair price for an acquisition by BHI of the outstanding Shares not currently owned by the Benesse Group. As a result of the negotiations with the Plaintiffs' counsel and the Special Committee, BHI agreed to increase the per Share cash price at which it would acquire the outstanding Shares not currently owned by the Benesse Group to $14.50 per Share.

         The Special Committee, advised by its financial advisers and its lawyers, has determined that a tender offer by BHI for all of the outstanding Shares other than those owned by the Benesse Group at a purchase price of $14.50 (the "Offer") is fair to the shareholders of Berlitz other than the Benesse Group, and the [Special Committee/Board of Directors of Berlitz] has recommended to Berlitz shareholders to tender their Shares in the Offer. The Offer is conditioned on, among other things, there being validly tendered and not withdrawn in the Offer that number of Shares which when added to the Shares already owned by the Benesse Group will constitute not less than ninety percent (90%) of the total number of outstanding Shares (the "Minimum Tender Condition") and BHI cannot waive this condition. If the Minimum Tender Condition to the Offer is satisfied and the Offer is completed because all the other conditions to the Offer are either satisfied or waived, following completion of the Offer, BHI will acquire by binding share exchange under Section 913(g) of the New York Business Corporation Law (the "Share Exchange" and the Offer and the Share Exchange together, the "Going Private Transaction") all of the then outstanding Shares which were not purchased in the Offer at the same price per Share as that paid in the Offer, namely $14.50 per Share. Accordingly, immediately following the Share Exchange being effected, BHI will own 100% of the then outstanding Shares.

         Based upon the increased consideration offered in the Offer and agreement as to other terms of the Going Private Transaction, on April __, 2001, the Plaintiffs and BHI and Benesse entered into a Stipulation and Agreement of Compromise and Settlement ("Agreement") with the intent to settle the Actions.

         The Plaintiffs and BHI and Benesse intend to settle, in accordance with the terms and provisions of the Agreement, including the release contained therein, any and all past, present or future claims, both known and unknown, whether under state, Federal, common or any other law, and whether directly, representatively or in any other capacity, relating in any way to the subject matter of the Benesse Group Proposal, the Going Private Transaction or the Actions, including, without limitation, the fiduciary or disclosure obligations of any of the Defendants and the obligations of the Defendants under state and federal securities laws with respect to any of the foregoing.

         Based on their investigation and the extensive pre-trial discovery in the Actions, Plaintiffs' have concluded that the terms and conditions of the Agreement are fair, reasonable and adequate, and beneficial to and in the best interests of, the Plaintiffs and the Class (as defined below in "Class Action Certification"). In coming to their decision to settle the Actions, pursuant to the terms and provisions of the Agreement, Plaintiffs considered (1) the substantial benefits that Plaintiffs and the Class Members (as defined below in "Class Action Certification") will receive from the settlement and the amount of consideration offered to Class Members in the Offer; (2) the substantial risk of continued litigation in lieu of such settlement; (3) the desirability of permitting the settlement to be consummated as provided by the terms of the Agreement; and (4) the conclusion of Plaintiffs' counsel that the settlement provided for is fair, reasonable and adequate and in the best interests of the Class Members. For their part, the Defendants vigorously deny all liability with respect to any and all of the claims alleged in the complaints filed in the Actions but consider it desirable that the Actions be settled and dismissed so as to avoid the further substantial expenses, inconvenience and distraction of this litigation and to put to rest forever all claims which have or could have been asserted against them, (other than appraisal rights claims under Sections 623 and 910 of the Business Corporations Law of the State of New York, which appraisal right claims shall not be precluded by the settlement), or which arise from or are in any way related to the actions, transactions or occurrences asserted in the Actions.

         On April __, 2001, BHI commenced the Offer. The Offer will expire at 12:00 midnight, New York City time, on [20 business days after commencement], 2001, unless extended. BHI has sent Berlitz shareholders as of April __, 2001, an Offer to Purchase and other documents relating to the Offer. Berlitz has sent Berlitz shareholders a Solicitation and Recommendation Statement on Schedule 14D-9 which contains, among other things, [the Special Committee's/Board of Director's] recommendation to Berlitz shareholders to tender their shares in the Offer. If the Minimum Tender Condition is satisfied and the Offer is completed because all the other conditions to the Offer are either satisfied or waived, BHI will adopt a plan of Share Exchange (the "Plan") and mail the required copy or outline of the Plan to the remaining Berlitz shareholders within five (5) business days of the end of the Offer (without regard to any subsequent offering period) and, pursuant to the Plan, will acquire all of the then outstanding Shares which were not purchased in the Offer at the same price per Share as that paid in the

Offer, namely $14.50 per Share, immediately upon the expiration of the required notice period provided such actions are not prohibited by law or legal process.

CLASS ACTION CERTIFICATION

         By Order dated [ ], for the purpose of settlement, the Court certified the Actions as class actions on behalf of all holders of Shares and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants) from December 28, 2000 through the effective date of the Share Exchange (the foregoing persons collectively, the "Class" and each member of it, a "Class Member").

SUMMARY OF THE TERMS OF THE PROPOSED SETTLEMENT

         Set forth below is a summary of the terms which the parties have agreed to in full settlement of the individual and class claims in the Actions. For a detailed recital of the terms and conditions of the proposed settlement, interested parties are referred to the Agreement which has been filed with the Court.

         In full settlement and compromise of all class and individual claims, BHI has agreed to increase the price that it will offer in the Going Private Transaction to $14.50 per Share. Upon the approval by the Court of the proposed settlement of the Actions, as provided in the Agreement, a judgment binding all Class Members in due and proper form shall be entered:

                  (a) approving the Agreement and adjudging its terms to be fair, reasonable and adequate, directing consummation of its terms and provisions, and retaining jurisdiction to effectuate the same;

                  (b) awarding to Plaintiffs' the reasonable value of their attorneys' fees, costs and disbursements, or reserving jurisdiction to provide for the award of such fees and disbursements;

                  (c) dismissing the complaints, with prejudice and without costs, and finding that the Plaintiffs and all Class Members, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other legal entity (each a "Person") they represent, except those Persons who have timely requested exclusion pursuant to
Article 9 of the CPLR and the Order (collectively, the "Releasors"), unconditionally and irrevocably release and forever discharge each of the Defendants and each of their agents, attorneys, financial advisors, commercial bank lenders, investment bankers, representatives, associates, general and limited partners and partnerships, heirs, executors, and administrators and the predecessors, successors and assigns, and in the case of Defendants that are entities, each of their parents, subsidiaries and affiliates and each of these entities' present or former officers, directors, stockholders (collectively, the "Releasees"), from any and all claims, both known and unknown, whether under state, Federal, common or any other law, and whether directly, representatively or in any other capacity, relating in any way to the subject matter of the Benesse Group Proposal, the Transaction or the Actions, including, without limitation, the fiduciary or disclosure obligations of any of the Releasees and the obligations of the Releasees under state and federal securities laws with respect to any of the foregoing ("Released Claims"); provided, however, that the Released Claims do not include (i) the right of any Class Member or any of the Releasees to enforce the terms of the Agreement or (ii) the appraisal rights of any Class Member under Sections 623 and 910 of the Business Corporations Law of the State of New York; and

                  (d) adjudging that the Releasors have irrevocably released and forever discharged the Released Claims against the Releasees.


         The administration and enforcement of the proposed settlement shall be under the authority of the Court, which shall have continuing jurisdiction with respect thereto.

REQUESTS FOR EXCLUSION FROM THE CLASS

         Class Members shall be bound by all determinations and judgments in the Actions whether favorable or unfavorable, and shall not be excluded from the Class unless such persons shall mail by first class mail a written request for exclusion from the Class, received no later than _____________, 2001, addressed to each of the following:

                  (a) Kevin W. Goering, Esq., Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036;

                  (b) Robert I. Harwood, Esq., Weschler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022;

                  (c) Jonathan M. Plasse, Esq., Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017; and

                  (d) the clerk of the Court, Supreme Court of the State of New York, County of New York, 60 Centre Street, New York, New York 10007, and referring on the envelope to "Berlitz Class Action."


         Such request for exclusion shall state the name of the person seeking exclusion, the identity, the number or amount and dates of acquisition (and sale, if any) of Shares acquired and the name(s) in which such Shares were registered, and shall state that "the undersigned hereby requests to be excluded from the Berlitz Class." A request for exclusion shall not be effective unless it is made in the manner and within the time provided for herein.

         Any Class Member who does not request exclusion from the Class may, but need not, enter an appearance in the Actions pro se or through counsel of such Class Member's choice. Any Class Member who does not enter an appearance shall be represented by Weschler Harwood Halebian & Feffer LLP and Goodkind Labaton Rudoff & Sucharow LLP, Co-Lead Class Counsel.

THE SETTLEMENT HEARING

         NOTICE IS HEREBY GIVEN that, pursuant to an order of the Court entered __________, 2001, a hearing (the "Hearing") shall be held on ____________, 2001, at _____ in Room _______ of the Supreme Court of the State of New York, County of New York, __ Centre Street, New York, New York (i) to determine whether the proposed settlement on the terms and conditions provided for in the Agreement is fair, reasonable and adequate and should be approved by the Court and whether a final judgment containing described above should be entered and (ii) to consider applications of the attorneys for the Class for an award of fees and expenses (including the fees of plaintiffs' expert financial advisors) or, if such applications are not heard at the Hearing, to reserve jurisdiction and set a date for a subsequent hearing on such application.


         Any Class Member who has not requested exclusion therefrom in the manner provided herein may appear and show cause, if any he has, why the proposed settlement should not be approved as fair, reasonable and adequate, why Plaintiffs' counsel should not be awarded fees and expenses, including the fees of Plaintiffs' aforementioned experts, as requested, or why a judgment should not be entered thereon; provided, however, that unless the Court shall otherwise direct, no Class Member or any other person shall be heard and no written objection, memorandum or other paper shall be received or considered by the Court, unless such person shall serve a copy of such written objections, pleadings, memoranda or other papers, furnishing the name and address of such person and the number of Shares owned and stating the basis for such objection, upon each of the following:

                  (a) Kevin W. Goering, Esq., Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036;

                  (b) Robert I. Harwood, Esq., Weschler Harwood Halebian & Feffer LLP, 488 Madison Avenue, New York, New York 10022; and

                  (c) Jonathan M. Plasse, Esq., Goodkind Labaton Rudoff & Sucharow LLP, 100 Park Avenue, New York, New York 10017.

         In addition, such papers shall be filed with the Court no later than _________, 2001, showing due proof of service on counsel as designated above. Any Class Member who does not object in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objections to the fairness, reasonableness or adequacy of the proposed settlement as incorporated in the Agreement.

ATTORNEYS' FEES AND COSTS

         If the Agreement is approved by the Court, attorneys for the Class have stated that they intend to apply for an award of fees and for the reimbursement of expenses, including the cost of experts incurred on behalf of the Class, in an aggregate amount not to exceed $345,000.00, subject to Court approval. The obligation to pay such attorneys' fees and expenses as are awarded by the Court shall be on Benesse and BHI and shall be in addition to the obligation to pay that additional consideration of the Going Private Transaction and shall not in any way reduce or diminish the amount thereof.

         For a more detailed statement of the matters involved in the above Actions and the proposed settlement, you are referred to the pleadings, to the Agreement and to other papers on file in the Actions, which may be inspected at the Office of the Clerk of the Supreme Court of the State of New York, 60 Centre Street, New York, New York 10007.



Dated:   New York, New York
         _____________, 2001





                               SUPREME COURT OF THE STATE OF NEW YORK,
                               COUNTY OF NEW YORK



                               ----------------------------------
                               CLERK OF THE COURT

                                    EXHIBIT D

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

--------------------------------------------------------------------------------

CRANDON CAPITAL PARTNERS, on behalf of itself and all others similarly situated,
                                                             Index No. 600007/01

                                    Plaintiffs,


                           v.


SOICHIRO FUKUTAKE, JAMES KAHL, LAURENCE M. BERG, TAKURO ISODA, EDWARD
G. NELSON, ROBERT L. PURDUM, ANTHONY P. RESSLER, HENRY D. JAMES, JAMES LEWIS, HIROSHI KITADA, RYOICHI TANAKA, BERLITZ INTERNATIONAL INC., BENESSE CORPORATION and BENESSE HOLDINGS INTERNATIONAL, INC.,


                                    Defendants.

--------------------------------------------------------------------------------


                          SUMMARY NOTICE OF HEARING ON
                       PROPOSED SETTLEMENT OF CLASS ACTION

TO: ALL SHAREHOLDERS OF BERLITZ INTERNATIONAL, INC.

         1. A proposed settlement has been reached with respect to claims asserted in the above-mentioned consolidated actions (the "Actions"). The complaints in the Actions were brought by Plaintiffs that are owners of shares of the common stock, par value $.10 per share ("Shares"), of Berlitz International, Inc., a New York corporation ("Berlitz"), and who challenged the fairness of a transaction proposed in a letter dated December 28, 2000 from Benesse Corporation, a corporation organized under the laws of Japan ("Benesse"), to a special committee ("Special Committee") comprised of disinterested directors of Berlitz involving the acquisition of all of the outstanding Shares not already owned by Benesse, Benesse Holdings

International, Inc. ("BHI"), a Delaware corporation and a wholly owned subsidiary of Benesse, and Mr. Soichiro Fukutake, the President of Benesse and the Chairman of BHI (the three together, the "Benesse Group") for a cash purchase price of $12.00 per Share (the "Benesse Group Proposal").

         2. In proposed settlement of the Actions, Benesse and BHI have agreed to increase the price per Share in the proposed transaction from $12.00 to $14.50 and to pay the reasonable attorneys' fees incurred by Plaintiff's counsel.

         3. The Court in the Actions has certified a class, for settlement purposes, comprised of all holders of outstanding Shares and their successors in interest (including, without limitation, legal representatives and heirs), transferees and assigns and all owners of record and beneficially, directly and indirectly, of Shares (with the exception of the Defendants) from December 28, 2000 through the effective date of a proposed binding share exchange under
Section 913(g) of the New York Business Corporation Law pursuant to which Benesse Holdings International, Inc. ("BHI"), a Delaware corporation, will acquire all of the then outstanding Shares which were not purchased in a proposed tender offer for all of the outstanding Shares not already owned by the Benesse Group at the same price per Share as that paid in the tender offer, namely, $14.50 (the foregoing Persons collectively, the "Class" and each member of it, a "Class Member").

         4. A hearing on the proposed settlement will be held before the Honorable _________ on ___________, 2001, at _____ (or at such adjourned date or time as the Court may direct at that time) in Room _____ of the Supreme Court of State of New York, County of New York, __ Centre Street, New York, New York.

         5. A description of the proposed settlement and the claims to be compromised is contained in a detailed printed notice ("Notice") which has been mailed to all Persons on the register of shareholders of Berlitz. The Notice contains information relating to, among other things, the claims asserted in the Actions, the terms of the proposed settlement including the benefits involved, the manner and extent to which Class Members will be bound by the proposed settlement, the method by which Class Members may request exclusion from the Class and the rights of Class Members to object to the proposed settlement. If you are a Class Member, your interests may be affected by the settlement. Accordingly, if you have not received a copy of the detailed printed notice, you should obtain a copy by writing to or calling: [ ]. Please do not contact the Court or the Clerk's office for information.

Dated:   New York, New York
         _____________, 2001


                               SUPREME COURT OF THE STATE OF NEW YORK,
                               COUNTY OF NEW YORK





                               ----------------------------------
                               CLERK OF THE COURT











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